Exhibit 4.1

Execution Version

THIRD Supplemental Indenture

by and among

PROTALIX BIOTHERAPEUTICS, INC., as Issuer,

AND EACH OF THE GUARANTORS PARTY HERETO,

and

The Bank of New York Mellon Trust CoMPANY, N.A., as Trustee,

and

wilmington savings fund society, fsb, as Collateral Agent

dated as of August 24, 2021

to the Indenture, dated as of December 7, 2016,

as supplemented by the First Supplemental Indenture, dated as of July 24, 2017 and the Second Supplemental Indenture, dated as of November 27, 2017 relating to 7.50% Senior Secured Convertible Notes due 2021

THIRD Supplemental Indenture

THIRD SUPPLEMENTAL INDENTURE, dated as of August 24, 2021 (this “Third Supplemental Indenture”), by and among PROTALIX BIOTHERAPEUTICS, INC., a Delaware corporation (the “Company”), as issuer, the guarantors party hereto (the “Guarantors”), The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), Registrar, Paying Agent and Conversion Agent, and Wilmington Savings Fund Society, FSB, as the collateral agent (the “Collateral Agent”), under an Indenture, dated as of December 7, 2016, by and among the Company, each of the Guarantors party thereto, the Collateral Agent, and the Trustee (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated July 24, 2017 (the “First Supplemental Indenture”) and the Second Supplemental Indenture, dated November 27, 2017 (the “Second Supplemental Indenture”). All capitalized terms used in this Third Supplemental Indenture and not otherwise defined herein have the meanings given to such terms in the Base Indenture, as amended by the First Supplemental Indenture and the Second Supplemental Indenture (the “Existing Indenture”).

WHEREAS, on December 7, 2016, the Company duly authorized the creation of an issue of $62,686,000 aggregate principal amount of the Company’s 7.50% Senior Secured Convertible Notes due 2021 (the “Notes”) pursuant to the Base Indenture;

WHEREAS, on July 24, 2017, the Company entered into a note purchase agreement relating to the issuance and sale by the Company of Additional Notes in the aggregate principal amount of $10,000,000, and for that purpose, entered into the First Supplemental Indenture;

WHEREAS, on November 27, 2017, the Company entered into the Second Supplemental Indenture to amend Section 10.07 of the Base Indenture to require the Company to reserve, at all times out of its authorized but unissued shares, sufficient shares of common stock to satisfy conversions of the Notes at the initial conversion rate and to satisfy the Make-Whole Obligation assuming Physical Settlement;

WHEREAS, the Company and the Guarantors desire to amend the Existing Indenture to permit the issuance of new 7.50% Senior Secured Convertible Notes due 2024 (the “New Convertible Notes”) in an aggregate principal amount of up to $28,750,000 and related note guarantees with respect thereto, and to provide for certain other amendments to the Existing Indenture as set forth herein (the “Proposed Amendments”);

WHEREAS, Section 9.02 of the Existing Indenture provides that, with the written consent of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a repurchase of, or tender offer or exchange offer for, Notes), by Act of such Holders delivered to the Company, the Collateral Agent, the Trustee, the Company and the Guarantors (each when authorized by a Board Resolution), the Trustee and the Collateral Agent may amend or supplement (or waive compliance with any provision of) the Existing Indenture, the Notes or the Note Guarantees and the relevant parties to the Security Documents may amend (or waive compliance with any provision of) such Security Documents (subject to certain exceptions not applicable to this Third Supplemental Indenture); provided that, any amendment to, or waiver of, the provisions of the Existing Indenture, the Notes, the Note

Guarantees or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Note Liens or any changes in the provisions of the Existing Indenture or any material change in the provisions in the Security Documents, in each case dealing with the application of proceeds of Collateral upon exercise of remedies with respect to such Collateral that adversely affects the Holders, shall require the consent of the Holders of at least 66 and 2/3% in aggregate principal amount of the Notes then outstanding under the Existing Indenture;

WHEREAS, the Company has solicited consents to the Proposed Amendments and to the execution of this Third Supplemental Indenture, from the Holders of the outstanding Notes, upon the terms and subject to the conditions set forth in its Consent Solicitation Statement dated August 17, 2021;

WHEREAS, in accordance with Section 9.02 of the Base Indenture, the Company has now obtained the requisite consents to the Proposed Amendments and to the execution of this Third Supplemental Indenture from the Holders constituting not less than 66 and 2/3% of the aggregate principal amount of the Notes outstanding;

WHEREAS, each of the Trustee and the Collateral Agent is authorized to execute and deliver this Third Supplemental Indenture;

WHEREAS, the Company and the Guarantors have requested and hereby request that the Trustee and the Collateral Agent join with the Company and the Guarantors in the execution and delivery of this Third Supplemental Indenture and the Company and the Guarantors have provided the Trustee and the Collateral Agent with (a) Board Resolutions authorizing the execution of and approving this Third Supplemental Indenture, (b) evidence of the consent of the Holders of at least 66 and 2/3% of the aggregate principal amount of the Notes outstanding to the Proposed Amendments and the execution and delivery of this Third Supplemental Indenture and (c) an Officers’ Certificate and an Opinion of Counsel each stating that this Third Supplemental Indenture is authorized and permitted under the Existing Indenture and the other Note Documents; and

WHEREAS, all requirements necessary to make this Third Supplemental Indenture a valid instrument in accordance with its terms have been performed, and the execution and delivery of this Third Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors, the Trustee and the Collateral Agent mutually covenant and agree as follows:

SECTION 1.1Amendments to the Existing Indenture.
(a)Amendments to Section 1.01 to Add New Defined Terms. Section 1.01 of the Existing Indenture is hereby amended by adding the new defined terms set forth below in the correct alphabetical order:

“New Convertible Notes” means the 7.50% Convertible Senior Notes due 2024, to be issued by the Company in an aggregate principal amount of up to $28,750,000,

pursuant to the terms of the New Convertible Notes Indenture and in accordance with the New Exchange Agreements.

“New Convertible Notes Event of Default” means an “Event of Default” as defined in Section 6.01(a) of and occurring under, the New Convertible Notes Indenture, after giving effect to any applicable grace or cure periods described therein.

“New Convertible Notes Indenture” means the indenture governing the New Convertible Notes, as amended or supplemented from time to time in accordance with the terms thereof.

“New Convertible Notes Trustee” means the trustee of the New Convertible Notes under the New Convertible Notes Indenture.

“New Exchange Agreements” means those certain exchange agreements, dated as of August 12, 2021, between the Company and the purchasers party thereto.

(b)Amendment to “Permitted Liens” definition in Section 1.01. Clause (8) of the definition of “Permitted Liens” in Section 1.01 of the Existing Indenture is hereby amended and restated as follows:

“(8) Liens securing the New Convertible Notes and related note guarantees with respect thereto, provided that the Notes and related Note Guarantees are secured equally, ratably and pari passu with such Liens;”

(c)Amendment to “U.S. Security Agreement” definition in Section 1.01. The term “U.S. Security Agreement” in Section 1.01 is hereby amended and restated as follows:

““U.S. Security Agreement” means the Amended and Restated U.S. Security Agreement dated as of the issue date of the New Convertible Notes, among the Company, the Guarantors party thereto, the Trustee, the New Convertible Notes Trustee and the Collateral Agent.”

(d)Amendment to “Israeli Security Agreements” definition in Section 1.01. The term “Israeli Security Agreements” in Section 1.01 is hereby amended and restated as follows:

““Israeli Security Agreements” means the Israeli Fixed Charge, the Israeli Floating Charge and the Israeli Stock Pledge, as amended, amended and restated or supplemented from time to time.”

(e)Amendment to Section 4.13.
(1)Clause (xiv) of Section 4.13(b) of the Existing Indenture is hereby amended by deleting the word “or” appearing at the end thereof.
(2)Clause (xv) of Section 4.13(b) of the Existing Indenture is hereby amended by deleting the period appearing at the end thereof (“.”) and replacing the same with a semi-colon and the word “or” (“; or”).

(3)Section 4.13(b) of the Existing Indenture is hereby amended by adding a new Clause (xvi) as set forth below:

“(xvi) the incurrence by the Company or any of its Restricted Subsidiaries or Guarantors of Indebtedness represented by the New Convertible Notes and related note guarantees with respect thereto.”

(4)Section 4.13(c) of the Existing Indenture is hereby amended by deleting Clause “(xv)” therein and replacing the same with Clause “(xvi)”.
(f)Amendments to Section 6.01.
(1)Clause (F) of Section 6.01(a)(xiii) of the Existing Indenture is hereby amended by deleting the word “or” appearing at the end thereof.
(2)Clause (D) of Section 6.01(a)(xiv) of the Existing Indenture is hereby amended by deleting the period appearing at the end thereof (“.”) and replacing the same with a semi-colon and the word “or” (“; or”).
(3)Section 6.01(a) of the Existing Indenture is hereby amended by adding a new Clause (xv) as set forth below:

“(xv) a New Convertible Notes Event of Default.”

(g)Amendment to Section 6.11. Section 6.11 of the Existing Indenture is amended by replacing the word “If” found at the beginning of the first sentence therein with the following:

“Subject to the terms of the U.S. Security Agreement, if ”

(h)Amendment to Section 7.06. The fifth sentence of Section 7.06(a) of the Existing Indenture is hereby amended and restated to read as follows”

“Each of the Company and the Guarantors, jointly and severally will fully indemnify the Trustee against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the acceptance and administration of this trust, the performance of its duties and/or the exercise of its rights hereunder and under any Note Document, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person)”

(i)Amendment to Section 9.01.

(1)Section 9.01(n) of the Existing Indenture is amended by replacing the words “In addition” found at the beginning of the second sentence therein to read as follows:

“In addition, the Trustee,”

(2)The last paragraph of Section 9.01, appearing after Section 9.01(n), of the Existing Indenture is hereby amended and restated to read as follows:

“If any amendment to, or waiver of, the provisions of this Indenture, the Notes, the Note Guarantees, any Security Document to which it is a party or any other Note Document affects the rights or obligations of the Trustee, the Collateral Agent or the Israeli Trustee, as applicable, then in such case the consent of the Trustee, the Collateral Agent or the Israeli Trustee, as applicable, shall also be required.

(j)Amendment to Section 9.02. The last sentence of the penultimate paragraph of Section 9.02, appearing under Section 9.02(k), of the Existing Indenture is hereby and restated to read as follows:

“If any amendment, to, or waiver of, the provisions of this Indenture, the Notes, the Note Guarantees, any Security Document or any other Note Document to which it is a party affects the rights or obligations of the Trustee, the Collateral Agent or the Israeli Security Trustee, as applicable, then in such case the consent of the Trustee, the Collateral Agent or the Israeli Security Trustee, as applicable, shall also be required.”

(k)Amendment to Section 9.03. Section 9.03 of the Existing Indenture is hereby amended and restated to read as follows:

“Section 9.03. Execution of Supplemental Indentures. Upon the request of the Company, the Trustee and, if applicable, the Collateral Agent, will sign any supplemental indenture or amendment to any Note Document authorized pursuant to this Article 9 if the amendment contained therein does not affect the rights, duties, liabilities or immunities of the Trustee or the Collateral Agent under this Indenture or any other Note Document. If the supplemental indenture or amendment to any Note Document, as applicable, adversely affects the Trustee’s or the Collateral Agent’s rights, duties, liabilities or immunities under this Indenture or such Note Document, as applicable, then the Trustee may, but need not, sign such supplemental indenture or amendment to any other Note Document, as applicable, and the consent of the Trustee or the Collateral Agent, as applicable, shall be required for any such amendment that adversely affects its rights, duties, liabilities or immunities. In executing any such supplemental indenture or amendment to any other Note Documents, as applicable, the Trustee and, to the extent applicable, the Collateral Agent will each be provided with, and, subject to the provisions of Section 7.01 hereof, will be fully protected in conclusively relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such supplemental indenture or amendment to any other Note Document, as applicable, is authorized and permitted under this Indenture and the other Note Documents.”

(l)Amendment to Section 14.01.

(1)Section 14.01(a) of the Existing Indenture is hereby amended by amending and restating the language found in the parenthesis appearing at the end of the last sentence thereof to read as follows:

“(and, to the extent applicable, the Trustee and/or the Israeli Security Trustee, as applicable)”

(2) Clause (c) of Section 14.01 of the Existing Indenture is hereby amended and restated to read as follows:

“(c) Within 30 days of the effective date of the U.S. Security Agreement, the Company and the Guarantors shall, to the extent possible after using commercially reasonable efforts, enter into and deliver a Deposit Account Control Agreement (as defined in the U.S. Security Agreement) or other appropriate arrangement, in each case, satisfactory to the Collateral Agent, to perfect the Lien in each Deposit Account (other than any Excluded Deposit Account (as defined in the U.S. Security Agreement)).”

(3)Section 14.01 of the Existing Indenture is hereby amended by adding a new Clause (g) as set forth below:

“(g) Notwithstanding anything contained in this Indenture to the contrary, in the event of any conflict between the terms and conditions of the U.S. Security Agreement, on the one hand, and this Indenture, on the other hand, the terms and conditions of the U.S. Security Agreement shall govern, including, without limitation, with respect to the Collateral and when the Collateral Agent is authorized to take or refrain from taking action under this Indenture and the Security Documents.”

(m)Amendments to Section 14.02.
(1)Clause (e) of Section 14.02 of the Existing Indenture is hereby amended and restated to read as follows:

“(e) Each of the Collateral Agent and the Israeli Security Trustee shall have no duty to act, consent or request any action of any Person unless the Collateral Agent or the Israeli Security Trustee, as applicable, shall have received written direction in accordance with the terms of the applicable Security Agreement. The Israeli Security Trustee shall be entitled to act upon the direction of the Trustee (acting solely pursuant to the instructions of a majority in aggregate principal amount of outstanding Notes) to the extent otherwise permitted by this Indenture.”

(2)Clause (h) of Section 14.02 of the Existing Indenture is hereby amended and restated to read as follows:

“(h) For purposes of determining whether the Holders of the requisite aggregate principal amount of outstanding Notes have given or concurred in any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, the Collateral Agent shall be entitled to conclusively rely on the Trustee’s or the Company’s (or their respective agent’s) written certification as to (i) the Holders of the aggregate principal amount of outstanding Notes that have actually given or concurred in any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, and (ii) the aggregate principal amount of Notes outstanding under this Indenture, and shall have no obligation or liability with respect to any such information. In the absence of any such written certification, the Collateral Agent may assume that no Holder has given or concurred in any such request, demand, authorization, direction, notice, consent, waiver or other action hereunder.”

(3)Clause (m) of Section 14.02 of the Existing Indenture is hereby amended to add the words “or under any Note Document” after the word “hereunder”.
(n)Amendments to Section 14.03.

(1) Clause (i) of Section 14.03(a) of the Existing Indenture is hereby amended and restated to read as follows:

“(i) consents and agrees to the terms of each Security Document, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture (including, without limitation, the terms and conditions upon which the Holders shall share in the Collateral with the secured parties under the New Convertible Notes Indenture set forth in, and subject to, the U.S. Security Agreement),”

(2)Clause (ii) of Section 14.03(a) of the Existing Indenture is hereby amended and restated to read as follows:

“(ii) authorizes and directs each of the Trustee, the Collateral Agent and the Israeli Security Trustee to enter into the Security Documents (including any amendment or restatement of any Security Documents authorized or permitted by this Indenture) to which it is a party,”

(3)Clause (iii) of Section 14.03(a) of the Existing Indenture is hereby amended and restated to read as follows:

“(iii) authorizes and empowers each of the Trustee, the Collateral Agent and the Israeli Security Trustee to bind the Holders of Notes as set forth in the Security Documents to which it is a party and to perform its obligations and exercise its rights and powers thereunder,”

(4)Section 14.03(b) of the Existing Indenture is hereby amended by adding the following at the end thereof:

“, subject to the terms of the U.S. Security Agreement.”

(o)Amendment to Section 14.04.

(1) The first paragraph of Section 14.04(a) of the Existing Indenture is hereby amended and restated to read as follows:

“Solely with respect to the Notes and the Obligations under this Indenture, the Collateral shall be released upon termination of the Company’s Obligations in accordance with Section 14.10. In addition, solely with respect to the Notes and the Obligations under this Indenture, the Company and the Guarantors will be entitled to the release of assets included in the Collateral from the Note Liens, and the Trustee, the Collateral Agent and the Israeli Security Trustee, as applicable, shall release the same from such Liens at the Company’s sole cost and expense, under any one or more of the following circumstances without the need for any further action (other than as provided for by Section 14.04(b)) by any Person:”

(2)The first sentence of Section 14.04(b) of the Existing Indenture is hereby amended and restated to read as follows:

“With respect to any release of Collateral in respect of the Notes and the Obligations under this Indenture, the Trustee shall only direct the Collateral Agent and Israeli Security Trustee to release assets included in the Collateral from the Note Liens pursuant to Section 14.04(a), upon the Trustee’s and the Collateral Agent’s receipt of an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent under this Indenture and the Security Documents to such release and the execution of such documents requested by the Company in connection therewith have been met and that such release and the execution of such documents requested by the Company in connection therewith are authorized or permitted by the Indenture and the other Note Documents.

(p)	Amendment to Section 14.07. Section 14.07 is hereby amended and restated to read as follows:

“Section 14.07. Voting.

In connection with any matter under the U.S. Security Agreement requiring a vote of holders of Secured Obligations (as defined in the U.S. Security Agreement), the holders of such Secured Obligations shall be treated as a single class and the Holders of Notes shall cast their votes in accordance with this Indenture. The amount of the Notes to be voted by the Holders will equal the aggregate outstanding principal amount of the Notes. Following and in accordance with the outcome of the applicable vote under this Indenture, the Trustee shall vote the total amount of the Notes as a block in respect of any vote submitted to the Holders of the Notes under the U.S. Security Agreement, as directed by the Holders in writing.”

(q)Amendments to Section 14.08.

(1)Clause (a) of Section 14.08 of the Existing Indenture is hereby amended and restated to read as follows:

“(a) Wilmington Savings Fund Society, FSB (WSFS) is hereby designated and appointed as the Collateral Agent of the Holders under the Security Documents (including any amendment or restatement of any Security Documents (authorized or permitted by this Indenture)), and is authorized as the Collateral Agent for such Holders to execute and enter into each of the Security Documents and all other instruments relating to the Security Documents and (i) to take action and exercise such powers and remedies as are expressly required or permitted hereunder and under the Security Documents and all instruments relating hereto and thereto and (ii) to exercise such powers and perform such duties as are, in each case, expressly delegated to the Collateral Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental hereto and thereto.”

(2)Section 14.08 of the Existing Indenture is hereby amended by adding the following paragraph at the end thereof:

“Each of the Company and the Guarantors and each Holder by the acceptance of its Note hereby acknowledges and agrees that, in addition to its appointment as collateral agent herein, the Collateral Agent has been appointed as collateral agent under the New Convertible Notes Indenture and waives any purported conflict in connection with such appointment.”

(r)Amendment to Section 14.10. Section 14.10 of the Existing Indenture is hereby amended and restated to read as follows:

“Section 14.10 Release Upon Termination of the Company’s Obligations.

In the event that the Company delivers to the Trustee and the Collateral Agent, in form and substance acceptable to it, an Officers’ Certificate and Opinion of Counsel certifying that all the obligations under this Indenture, the Notes and the Security Documents have been satisfied and discharged by the payment in full of the Company’s Obligations under the Notes, this Indenture and the Security Documents, and all such obligations have been so satisfied, the Trustee shall deliver to the Company and the Collateral Agent a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral, and any rights it has under the Security Documents, and upon receipt by the Collateral Agent of such notice, the Lien held by the Collateral Agent for the benefit of the Trustee and the Holders of Notes shall be deemed released and the Collateral Agent shall (at the sole cost of the Company) do or cause to be done all acts reasonably requested by the Company to release such Lien in respect of the Trustee and the Holders of Notes.”

(s)Amendments to Section 14.11. Section 14.11(a) of the Existing Indenture is hereby amended and restated to read as follows:

“Section 4.11. Replacement of Collateral Agent. The Collateral Agent may resign or be removed, and a successor Collateral Agent appointed, pursuant to the terms of the U.S. Security Agreement. Notwithstanding the replacement of the Collateral Agent, the Company’s payment obligations, including with respect to indemnification obligations, to the Collateral Agent under the Note Documents will continue for the benefit of the retiring Collateral Agent.”

(t)Amendments to Section 14.13.

(1) The fourth sentence of Section 14.13 is hereby amended and restated to read as follows:

“The Trustee shall not be required to make any determination (i) with respect to the Collateral or (ii) as to what rights the Holders may have under this Indenture, the Security Documents or any other document in respect of the Collateral and the Trustee’s sole obligation in respect of the Collateral shall be limited to (x) execution of the U.S. Security Agreement on behalf of and at the direction of the Holders of the Notes and (y) the delivery of instructions to the Collateral Agent and the Israeli Security Trustee upon written request of the Holders of the requisite percentage of outstanding Notes as required by this Indenture.”

(2)The last sentence of Section 14.13 is hereby amended by adding the following at the end thereof:

“, subject to the terms of the U.S. Security Agreement.”

(u)Amendment to Section 15.08. Section 15.08 of the Existing Indenture is hereby amended and restated to read as follows:

“Section 15.08. Force Majeure. The Trustee, Registrar, Paying Agent and Conversion Agent will not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder or under any Note Document by reason of any occurrence beyond the control of such Person (including, but not limited to, any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility)”.

SECTION 1.2Ratification of Indenture.

This Third Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Existing Indenture and, as provided in the Existing Indenture, this Third Supplemental Indenture forms a part thereof. In the case of a conflict between the Existing Indenture and this Third Supplemental Indenture, the provisions of this Third Supplemental Indenture shall control. Each reference in the Existing Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein,” and each reference in the Notes to “the Indenture,” “thereunder,” “thereof,” or “therein” shall mean and be a reference to the Existing Indenture as amended and supplemented by this Third Supplemental Indenture unless the context otherwise requires. The Existing Indenture as amended and supplemented by this Third Supplemental Indenture (hereinafter, the “Indenture”) shall be read, taken and construed as one and the same instrument, and every Holder of the Notes heretofore or hereafter authenticated and delivered under the Existing Indenture as supplemented by this Third Supplemental Indenture shall be bound thereby.

SECTION 1.3Governing Law; Submission to Jurisdiction.

This Third Supplemental Indenture shall be governed by and subject to the provisions set forth in Section 15.07 and Section 15.09 of the Existing Indenture.

SECTION 1.4Separability.

In case any one or more of the provisions contained in this Third Supplemental Indenture or in the Notes shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Third Supplemental Indenture or of the Notes, but this Third Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 1.5Counterparts.

The parties hereto may sign any number of copies of this Third Supplemental Indenture. One signed copy is enough to prove this Third Supplemental Indenture. This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement. The words “execution,” “signed,” “signature,” and words of like import in this Third Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 1.6Effect of Headings.

The Section headings in this Third Supplemental Indenture are for convenience only and shall not affect the construction hereof.

SECTION 1.7Trustee and Collateral Agent Matters.

Each of the Trustee and the Collateral Agent shall not be responsible in any manner whatsoever for or in respect of, and each of the Trustee and the Collateral Agent makes no representations with respect to, (a) the validity or sufficiency of this Third Supplemental Indenture, (b) the proper authorization hereof by the other parties hereto by corporate action or otherwise, (c) the due execution hereof by any other party hereto, (d) the consequences (direct or indirect and whether deliberate or inadvertent) of the amendments provided for herein, (e) the form or substance of this Third Supplemental Indenture, or (f) the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors. All of the provisions contained in the Existing Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee and the Collateral Agent shall be applicable in respect of this Third Supplemental Indenture as fully and with like effect as if set forth herein in full.  Each of the Company and the Guarantors hereby reaffirms its obligations under Section 7.06 of the Existing Indenture to indemnify the Trustee against any costs, charges, liabilities, or expenses incurred by it in connection with its execution and performance of this Third Supplemental Indenture and the Note Documents.  This indemnity shall survive the termination of the Indenture and/or any Note Document and the resignation or removal of the Trustee.

SECTION 1.8TIA Controls.

If any provision of this Third Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Third Supplemental Indenture by the TIA, the provision required by the TIA shall control.

SECTION 1.9Execution of Amended and Restated Security Agreement.

(a)Each of the Collateral Agent and the Trustee is hereby authorized and instructed to execute and enter into the Amended and Restated Security Agreement (the “Amended and Restated Security Agreement”), by and among the Company, the Guarantors, the Trustee, the New Convertible Notes Trustee, and the Collateral Agent and any other Security Documents or amendments or restatements of any Security Documents, which will (i) allow the Collateral to also secure the New Convertible Notes and other obligations under the New Convertible Notes Indenture, and (ii) govern the respective rights of the Secured Parties under the Existing Indenture and the secured parties under the New Convertible Notes Indenture.

(b)The Israeli Security Trustee is hereby authorized and instructed to execute and enter into new Israeli security agreements, and any other Security Documents or amendments or restatements of any Security Documents, which will secure the obligations of the Company and the Guarantors under the New Convertible Notes and the New Convertible Notes Indenture in favor of the New Convertible Notes Trustee and the holders of the New Convertible Notes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed by their authorized respective officers as of the day and year first above written.

/s/ Eyal Rubin Name: Eyal Rubin Title: Senior Vice President & Chief Financial Officer /s/ Dror Bashan Name: Dror Bashan Title: President & Chief Executive Officer
Date: August 24, 2021

PROTALIX BIOTHERAPEUTICS, INC., as Issuer

By: /s/ Eyal Rubin
Name: Eyal Rubin
 Title: Senior Vice President & Chief
 Financial Officer

By: /s/ Dror Bashan
Name: Dror Bashan
Title: President & Chief Executive Officer

Date: August 24, 2021	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee By: /s/ Shannon Matthews Name: Shannon Matthews Title: Vice President

/s/ Eyal Rubin Name: Eyal Rubin Title: Senior Vice President & Chief Financial Officer
PROTALIX LTD., as Guarantor By: /s/ Eyal Rubin Name: Eyal Rubin Title: Senior Vice President & Chief Financial Officer
PROTALIX B.V., as Guarantor By: /s/ Dror Bashan Name: Dror Bashan Title: Managing Director

[Signature Page to Third Supplemental Indenture]

IN WITNESS WHEREOF, the undersigned, being duly authorized, has executed this Third Supplemental Indenture as of the day and year first before written.

Wilmington Savings Fund Society, FSB, as Collateral Agent

By:	/s/ John McNichol
Name: John McNichol
Title: Trust Officer

[Signature Page to Third Supplemental Indenture]